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Exhibit 10.124

Contribution to SOURCECORP, Incorporated
Non-Qualified Retirement Plan

        In 2004, the Company made a contribution to the following individuals Non-Qualified Retirement Plan account matching their 2003 contribution for such account up to ten percent of such individual's base salary:

Ed H. Bowman, Jr.
Thomas C. Walker
Barry L. Edwards
Charles S. Gilbert

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Contribution to SOURCECORP, Incorporated Non-Qualified Retirement Plan